UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2015

IMMUNE PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-51290	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cambridge Innovation Center

One Broadway, 14th Floor

Cambridge, MA 02142

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (914) 606-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President and Chief Financial Officer

(c)

On January 21, 2015, Gad Berdugo was appointed to the position of Executive Vice President and Chief Financial Officer (“EVP and CFO”) of Immune Pharmaceuticals Inc. (the “Company”), effective January 22, 2015. In connection with his appointment as EVP and CFO of the Company, Mr. Berdugo resigned from his positions as member of the Board of Directors (the “Board”) and the Audit Committee and Nominating and Corporate Governance Committee of the Board of the Company, effective January 22, 2015.

Pursuant to an employment agreement, dated January 21, 2015 (the “Employment Agreement”), entered into between the Company and Mr. Berdugo, Mr. Berdugo will be entitled to receive an annual base salary of $250,000, which amount will increase to $300,000 after six months. In addition, Mr. Berdugo will be awarded on January 22, 2015 options to purchase an aggregate of 370,000 shares of the Company’s common stock, at an exercise price equal to the closing price of the Company’s common stock on the grant date, as reported by The NASDAQ Capital Market, which will vest annually over a three-year period, commencing on the first anniversary of the grant date, subject to the Company’s 2005 Equity Incentive Plan (the “Plan”) and subject to acceleration in the event of (i) Change of Control; or (ii) termination by the Company without Cause. Furthermore, Mr. Berdugo will be eligible to receive, subject to the Company’s board of directors’ approval, an annual incentive award, contingent upon his achievement of goals mutually agreed upon by Mr. Berdugo and the Company, of up to $150,000 for each calendar year of his term of employment, which may be granted in cash or in equity equivalent.

Under the term of his Employment Agreement, Mr. Berdugo is also eligible to participate in all employee benefit plans, programs and arrangements, and all fringe benefits and perquisites that are made available to senior executives of the Company, including but not limited to, health insurance coverage in accordance with the terms of the Company’s health insurance plan.

The Employment Agreement may be terminated upon death, disability, by the Company with or without Cause (as defined in the employment agreement), or by Mr. Berdugo with or without Good Reason (as defined in the employment agreement). In the event the Employment Agreement is terminated for Good Reason by Mr. Berdugo or is terminated by the Company without Cause, Mr. Berdugo shall be entitled to receive his base salary for a period of six (6) months. In each case, payment is contingent upon Mr. Berdugo’s signature of a release that is satisfactory to the Company in form and in substance. The Employment Agreement does not provide for any payments in the event that it is terminated by the Company for Cause or by Mr. Berdugo without Good Reason.

The foregoing description of the Employment Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement with Mr. Berdugo, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There is no family relationship between Mr. Berdugo and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions between the Company and Mr. Berdugo, or any member of either Mr. Berdugo’s immediate family, of the type set forth in Item 404(a) of Regulation S-K, other than compensation received by Mr. Berdugo for his directorship and member of the various committees of the Company’s Board.

Mr. Berdugo, age 50, joined the Company’s Board in June, 2014. Mr. Berdugo has over 20 years of experience in investment management and banking, strategic financial advisory and business and corporate development in the biomedical industry. Prior to his appointment as our EVP and CFO and from 2012 to January 2015, Mr. Berdugo served as a Managing Director and Head of the Global Life Sciences at Tegris Advisors, a New York City based investment-banking boutique. He was the founder of Explorium Capital from 2008 through 2012. From 2001 to 2008, Mr. Berdugo served as a director at Lazard Asset Management Group, managing healthcare investments across a diverse range of Lazard Funds including long/short hedge funds. Mr. Berdugo started his career at Abbott and then at Baxter Healthcare, where he was Director of Global Business Development for the Bio-Pharmaceutical Group. Mr. Berdugo received his M.B.A. from H.E.C. School of Management in Paris and studied at Northwestern Kellogg School of Management, his M.Sc. in Biochemical Engineering from University College London and his B.Sc. with Honors, in Biotechnology from Imperial College London.

Resignations of Directors

(a)

On January 14, 2015, two independent members of the Board, Dr. David Sidransky and Ms. Ana Stancic, separately provided to the Company’s Board their resignations from their position as members of the Board, effective January 14, 2015. At the time of their resignations, Dr. Sidransky served as Vice-Chairman of the Board and Chairman of the Compensation Committee of the Board and Ms. Stancic served as the Chairwoman of the Audit Committee and member of the Compensation Committee of the Board.

Both directors provided resignation letters, copies of which are attached hereto as Exhibits 17.1 and 17.2, respectively, and incorporated herein by reference. Neither letter cites that the resignation is due to a disagreement with the Company. However, the resignations followed verbal discussions with the Chief Executive Officer of the Company and the Chairman of the Board in which the resigning directors had expressed disagreement with the focus and direction of the Company and internal management of the Company supported by the majority members of the Board. Therefore, the Company believes that the resignations were due to this disagreement.

The Company has provided Dr. Sidransky and Ms. Stancic with a copy of the disclosures contained in this Current Report on Form 8-K no later than the day the Company filed the disclosures with the Securities and Exchange Commission. The Company has also provided each resigning director with the opportunity to furnish the Company with a letter stating whether he or she agrees or disagrees with the statements made in this Current Report on Form 8-K and, if he or she disagrees, the respects in which he or she disagrees.

In connection with their resignations, the Company has agreed to extend the exercise period of all outstanding stock options awarded to Dr. Sidransky and Ms. Stancic and which were vested prior to their resignation, for a period of two years from the date of resignation.

Appointment of a Director

(d)

On January 20, 2013, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Elliot Maza as a member of the Board effective immediately to fill the vacancy created by the resignations described above, and to hold office as a Class II director until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

In accordance with the Company’s compensation for the Chairman of the Audit Committee, Mr. Maza will be entitled to an annual cash compensation of $60,000 to be paid in four installments, each at the end of each calendar quarter and he was awarded on January 21, 2015 stock options to purchase an aggregate of 50,000 shares of the Company’s common stock, at an exercise price equal to the closing price of the Company’s common stock on the grant date, as reported by The NASDAQ Capital Market, which will vest quarterly over a three-year period, commencing on the grant date, subject to the Plan.

Since November 1, 2014, Mr. Maza has served as a consultant to the Company and received an aggregate of $21,000 in cash for his services. There are no arrangements or understandings between Mr. Maza and any other person pursuant to which he was selected as a director. Other than his services as a consultant, the Company is not aware of any transaction in which Mr. Maza has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Reorganization of Board’s Committees

As a result of such Board reorganization described above, effective immediately, the Board has fixed the number of the directors to serve on the Board at five and appointed the independent directors of the Company as members of the various committees of the Board, as follows: (i) Audit Committee: Elliot Maza (Chairman), Rene Lerer and Cameron Durrant, (ii) Compensation Committee: Cameron Durrant (Chairman) and Rene Lerer, and (iii) Nominating and Corporate Governance Committee: Rene Lerer (Chairman) and Cameron Durrant.

Item 8.01	Other Events.

On January 21, 2015, the Company issued a press release announcing the appointment of Gad Berdugo as EVP and CFO, the appointment of Dr. Cameron Durrant as Lead Independent Director and the appointment of Elliot Maza to the board of directors. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated January 21, 2015, by and between Immune Pharmaceuticals Inc. and Gad Berdugo
17.1	Resignation Letter of David Sidransky, dated January 14, 2015
17.2	Resignation Letter of Ana Stancic, dated January 14, 2015
99.1	Press release, dated January 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Dated: January 21, 2015	By:	/s/ Daniel G. Teper
		Name:	Daniel G. Teper
		Title:	Chief Executive Officer